Exhibit 99.1

NATIONAL HOLDINGS CORPORATION

REPORTS SIGNIFICANT IMPROVEMENT IN QUARTER OVER QUARTER POSITIVE ADJUSTED EBITDA

Stronger retail environment and continued cost reduction improved results and adjusted EBITDA as compared to same fiscal period in prior year

New York, NY, February 15, 2013 -- National Holdings Corporation (“the Company”) (OTCBB: NHLD.OB), a full service Retail Brokerage and Investment Banking company operating through its wholly-owned subsidiaries, reported financial results for the Company’s fiscal quarter ended December 31, 2012.

Total revenues for the first quarter ended December 31, 2012 were $26,446,000 as compared to $25,398,000 for the same period in 2011, representing an increase of $1,048,000, or 4%. The increase in overall revenues is due primarily to more favorable retail market conditions for corporate securities resulting in a higher volume of transactions made on behalf of our clients. In addition, an up-tick in investment advisory fees and other income contributed to the increase. These positive trends were offset by slightly lower revenues in investment banking and trading, due in part to the shorter than normal quarter resulting from the closing of the New York Stock Exchange for two days as a result of Hurricane Sandy in October.

"We are very pleased that we generated a positive adjusted EBITDA of $476,000 (please refer to the reconciliation of net income to EBITDA, as adjusted, attached to this press release) for the first quarter ended December 31, 2012, despite the very challenging environment. This represents a year to year improvement of $787,000 over the quarter ended December 31, 2011,” stated Mark Goldwasser, Company President as well as CEO of National Securities, Inc. "We are aggressively managing our expenses and increasing the efficiency of our brokerage operations. We continue to explore growth opportunities that have become available to us with the completion of our recent financing and restructuring of our balance sheet and capital structure. The support and expansion of our independent network of brokers and advisors through both organic growth and addition of new branches and large OSJ’s are central to our future plans.”

“We are seeing the results of our efforts to readjust our business mix towards higher margin revenue opportunities,” stated Robert Fagenson, Executive Co-Chairman. “As the economy, market conditions and investor confidence have continued to improve, our repositioning of the firm has enabled us to take advantage of these trends as evidenced by our significantly improved EBITDA numbers. Our retail distribution network remains the heart of our firm and having a stable capital base will now allow us to concentrate on the areas of our business that have the potential to yield the greatest returns in the year ahead.”

The Company reported a net loss attributable to common stockholders for the first quarter ended December 31, 2012 of $41,000, or a loss of $0.00 per common share, as compared to a net loss attributable to common stockholders for the first quarter ended December 31, 2011 of $1,102,000 or a loss of $0.05 per common share.

About National Holdings Corporation

With approximately 1,000 independent advisors, brokers, traders, sales associates and support personnel, the Company is a leading Broker and Independent Advisor services company. As the migration of financial advisors from traditional wire houses, such as Merrill Lynch and Morgan Stanley (NYSE:MS) to Independent Advisors and Brokers, such as the Company and LPL Financial (NASDAQ:LPLA) accelerates, the Company's open architecture, high pay-out percentage, top tier compliance, supervision and operations are attractive to those advisors and brokers who want their independence but also want the support and product offerings of a larger firm.

National Holdings Corporation is a holding Company for National Securities Corporation, vFinance Investments, Inc., National Asset Management, Inc., and National Insurance Corporation. National Securities and vFinance are broker-dealers registered with the Securities and Exchange Commission (“SEC”), are members of FINRA, NFA and SIPC. National Asset Management is a federally-registered investment adviser. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our website at www.nhldcorp.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACTS:

Mark Klein

Chief Executive Officer and Co-Chairman

Tel: 212-417-8210

Robert Fagenson

Executive Co-Chairman

Tel: 212-847-3200

NATIONAL HOLDINGS CORPORATION

(CONSOLIDATED)

FINANCIAL HIGHLIGHTS

	Three Months Ended
	Un-Audited

	December 31, 2012	December 31, 2011

Revenues	$26,446,000	$25,398,000

Net loss	$(41,000)	$(1,009,000)

Preferred stock dividends	-	(93,000)

Net loss attributable to common stockholders	$(41,000)	$(1,102,000)

Loss per share attributable to common stockholders - Basic	$(0.00)	$(0.05)

Loss per share attributable to common stockholders - Diluted	$(0.00)	$(0.05)

Weighted average number of shares outstanding - Basic	26,567,193	21,646,902

Weighted average number of shares outstanding - Diluted	26,567,193	21,646,902

  NATIONAL HOLDINGS CORPORATION

(CONSOLIDATED)

EBITDA, AS ADJUSTED

The following table presents a reconciliation of net loss as reported to EBITDA, as adjusted

	Three Months Ended
	(Un-Audited)

	December 31, 2012	December 31, 2011

Net loss, as reported	$(41,000)	$(1,009,000)

Interest expense	165,000	276,000

Taxes	20,000	29,000

Depreciation	117,000	149,000

Amortization	155,000	155,000

EBITDA	416,000	(400,000)

Non-cash stock based compensation expense	-	6,000

Forgivable loan amortization	60,000	83,000

EBITDA, as adjusted	$476,000	$(311,000)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense, non-cash expenses related to offerings and amortization of forgivable loans, is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation, amortization of intangible assets and stock-based compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.